EXHIBIT 4.8
                                   ALCAN INC.

                                              Issuer

                                       and

                              BANKERS TRUST COMPANY

                                             Trustee

                    -------------------------------------------

                         SEVENTH SUPPLEMENTAL INDENTURE

                             Dated as of ___, 200[ ]

                    ------------------------------------------

                          Supplemental to the Indenture
                            dated as of May 15, 1983,
                               as supplemented by
                         a First Supplemental Indenture
                          dated as of January 1, 1986,
                         a Second Supplemental Indenture
                           dated as of June 30, 1989,
                         a Third Supplemental Indenture
                           dated as of July 19, 1989,
                         a Fourth Supplemental Indenture
                           dated as of July 17, 1990,
                         a Fifth Supplemental Indenture
                        dated as of January 1, 1995, and
                         a Sixth Supplemental Indenture
                            dated as of April 8, 2002

                    ------------------------------------------

         THIS SEVENTH SUPPLEMENTAL INDENTURE, dated as of _____, 200[ ], between Alcan Inc., a corporation duly organized and existing under the laws of Canada (the "Issuer"), and Bankers Trust Company, a banking corporation duly organized and existing under the laws of the State of New York (the "Trustee"),

                              W I T N E S S E T H:

         WHEREAS, the Issuer has duly authorized the issue from time to time of its unsecured debentures, notes or other evidences of indebtedness to be issued in one or more series (the "Securities") up to such principal amount or amounts as may from time to time be authorized in accordance with the terms of the Indenture dated as of May 15, 1983 between the Issuer and the Trustee, as amended by the First Supplemental Indenture thereto, dated as of January 1, 1986, the Second Supplemental Indenture thereto dated as of June 30, 1989, the Third Supplemental Indenture thereto, dated as of July 19, 1989, the Fourth Supplemental Indenture thereto, dated as of July 17, 1990, the Fifth Supplemental Indenture thereto, dated as of January 1, 1995, and the Sixth Supplemental Indenture thereto, dated as of April 8, 2002 (as so amended, the "Indenture"), and to provide, among other things, for the authentication, delivery and administration thereof; and the Issuer duly authorized the execution and delivery of the Indenture;

         WHEREAS, [ ] series of Securities: [specify series] (such series, collectively, the "Existing Series"), have been issued pursuant to the Indenture;

         WHEREAS, Section 8.1 of the Indenture provides that the Indenture may be amended without the consent of any Holder, inter alia, (i) to make provisions with respect to matters or questions arising under the Indenture as the Board of Directors may deem necessary or desirable, provided that such action shall not adversely affect the interests of the Holders of Securities of any series and
(ii) to establish the form or terms of Securities of any series as permitted by Sections 2.1 and 2.3;

         WHEREAS, the Issuer desires to amend, and the Trustee has consented to the amendment of, the Indenture by this Seventh Supplemental Indenture in order to add certain provisions to the Indenture with respect to future series of Securities issued under the Indenture and to add provisions for the benefit of existing series of Securities, including Securities of the Existing Series;


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

         WHEREAS, the Issuer is duly authorized to execute and deliver this Seventh Supplemental Indenture, and all other things necessary to make the Indenture, as hereby supplemented and amended, a valid indenture and agreement according to its terms have been done;

         NOW, THEREFORE, in consideration of the premises and of the covenants contained in the Indenture, the Issuer and the Trustee hereby agree as follows:

         SECTION 1. Amendments to Section 1.1 of the Indenture:

         (a) The following terms and their respective meanings are hereby added to the Indenture at the end of Section 1.1 thereof:

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Capital Lease Obligation" of any Person means the obligation to pay rent or make other payments under a lease of (or other Indebtedness arrangements conveying the right to use) real or personal property of such Person which is required to be classified and accounted for as a capital lease or a liability on the balance sheet of such Person in accordance with generally accepted accounting principles. The stated maturity of such obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

         "Common Stock" includes any stock of any class of the Issuer which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Issuer and which is not subject to redemption by the Issuer.

         "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person guaranteeing any Indebtedness of any other Person (the "primary obligor") in any manner, whether



                                       -3-
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directly or indirectly, and including, without limitation, any obligation of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (ii) to purchase property, securities or services for the purpose of assuring the holder of such Indebtedness of the payment of such Indebtedness, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness (and "Guaranteed," "Guaranteeing" and "Guarantor" shall have meanings correlative to the foregoing); provided, however, that the Guarantee by any Person shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business.

         "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to generally accepted accounting principles or otherwise, of any such Indebtedness or other obligation as a liability on the balance sheet of such Person (and "Incurrence," "Incurred," "Incurrable" and "Incurring" shall have meanings correlative to the foregoing); provided, however, that a change in generally accepted accounting principles that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an Incurrence of such Indebtedness.

         "Junior Subordinated Payment" has the meaning specified in
Section 14.2.

         "Payment Blockage Period" has the meaning specified in Section 14.3.

         "Proceeding" has the meaning specified in Section 14.2.

         "Senior Indebtedness" means the principal of, premium, if any, interest on and any other payment due pursuant to any of the following, whether Incurred on or prior to the date hereof or hereafter Incurred:

              (i) all obligations of the Issuer for money borrowed;


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              (ii) all obligations of the Issuer evidenced by notes, debentures, bonds or other similar instruments, including obligations Incurred in connection with the acquisition of property, assets or businesses;

              (iii) all Capital Lease Obligations of the Issuer;

              (iv) all reimbursement obligations of the Issuer with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of the Issuer;

              (v) all obligations of the Issuer issued or assumed as the deferred purchase price of property or services, including all obligations under master lease transactions pursuant to which the Issuer or any of its subsidiaries have agreed to be treated as owner of the subject -property for federal income tax purposes (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business);

              (vi) all payment obligations of the Issuer under interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements at the time of determination, including any such obligations Incurred by the Issuer solely to act as a hedge against increases in interest rates that may occur under the terms of other outstanding variable or floating rate Indebtedness of the Issuer;

              (vii) all obligations of the type referred to in clauses (i) through (vi) above of another Person and all dividends of another Person the payment of which, in either case, the Issuer has assumed or Guaranteed or for which the Issuer is responsible or liable, directly or indirectly, jointly or severally, as obligor, Guarantor or otherwise;

              (viii) all compensation and reimbursement obligations of the Issuer pursuant to Section 6.6; and

              (ix) all amendments, modifications, renewals, extensions, refinancings, replacements and refundings by the Issuer of any such Indebtedness referred to in clauses (i) through (viii) above (and of any such amended, modified, renewed, extended, refinanced, refunded or replaced Indebtedness);

         provided, however, that the following shall not constitute Senior
         Indebtedness: (A) any Indebtedness owed to a Person when such Person is a Subsidiary of the Issuer, (B) any Indebtedness which by the terms of the instrument creating or evidencing the same expressly provides that it is not superior in right of payment to the Subordinated Securities,
         (C) any Indebtedness to the extent Incurred in violation of this Indenture, or (D) all other junior subordinated debt securities of the Issuer, whether or not issued under this Indenture that are subject to subordination provisions substantially equivalent to those to which the Subordinated Securities are subject. As used in this definition, "Indebtedness" includes any obligation to pay principal, premium (if any), interest, penalties, reimbursement or indemnity amounts, fees and expenses (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Issuer whether or not a claim for post-petition interest is allowed in such proceeding). Any Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of the subordination provisions of Article Fourteen irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

         "Senior Payment Default" has the meaning specified in Section 14.3.

         "Senior Nonmonetary Default" has the meaning specified in Section 14.3.

         "Stated Maturity", when used with respect to any Subordinated Security or any installment of principal thereof or interest thereon, means the date specified in such Subordinated Security as the fixed date on which the principal of such Subordinated Security or such installment of principal or interest is due and payable.

         "Subordinated Securities" means all Subordinated Securities designated as such by the Issuer after the Issuance thereof.

         "Subordinated Securities Payment" has the meaning specified in
Section 14.2.



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         (b) The definition of the term "Security" or "Securities" is hereby deleted in its entirety and replaced by the following:

         "Security" or "Securities" (except as otherwise provided in Section 6.8) has the meaning stated in the first recital of this Indenture, or, as the case may be, Securities that have been authenticated and delivered under this Indenture, and includes Subordinated Securities, unless the context otherwise requires."

         SECTION 2. Amendments to Section 2.3 of the Indenture.


         Section 2.3 of the Indenture is hereby amended by inserting the following paragraph immediately after the last paragraph:

The second paragraph of Section 2.3 of the Indenture is hereby amended as follows:

         (A) The following is added after clause (11) of such second paragraph:

                  "(12) whether the Securities of such series are designated as Subordinated Securities, and any provisions necessary to permit or facilitate the subordination of such series of Subordinated Securities;

                  (13) the option, if any, of the Issuer to delay or defer payments of interest or principal with respect to such series of Securities;

                  (14) the option, if any, of the Issuer to repay interest or principal on the Securities of the series, including, without limitation, interest or principal the payment of which has been deferred, other than in cash, including, without limitation in the form of equity or debt securities of the Issuer"; and

         (B) Clauses (12) and (13) of such paragraph are renumbered (15) and
(16), respectively.

         SECTION 3. Amendment to Section 13.3 of the Indenture.

         Section 13.3 of the Indenture is hereby amended by deleting the phrase "Sections 3.6, 3.8 and 9.2" appearing in the fifth line of such Section and replacing therewith the following:

         "Sections 3.6, 3.8 and 9.2, or, in the case of Subordinated Securities,
Section 14.13".



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

         SECTION 4. Amendment to Section 13.5 of the Indenture.

         Section 13.5 of the Indenture is hereby amended by adding the following sentence at the end of the first paragraph:

         "Money and U.S. Government Obligations (including the proceeds thereof) so held in trust to effect defeasance with respect to the terms of Subordinated Securities shall not be subject to the provisions of Article Fourteen, provided that the applicable conditions of Section 13.4 have been satisfied."

         SECTION 5. Amendment to Section 13.4 of the Indenture.

         Section 13.4 of the Indenture is hereby amended as follows:

         (A) The following is added after the end of the first sentence of paragraph (1) of such Section:

         "Before such a deposit the Issuer may make arrangements satisfactory to the Trustee for the redemption of Subordinated Securities at a future date or dates in accordance with Article Fourteen, which shall be given effect in applying the foregoing."

         (B) The following is added immediately after paragraph (7) of such
Section:

         "(8) if the Outstanding Securities are Subordinated Securities, no event or condition shall exist that, pursuant to the provisions of Article Fourteen, would prevent the Issuer from making payments of the principal of (and any premium) or interest on the Subordinated Securities of such series on the date of such deposit or at any time on or prior to the 90th day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 90th day).

         (9) if the Outstanding Securities are Subordinated Securities, the Issuer shall have delivered to the Trustee an Opinion of Counsel substantially to the effect that (i) the trust funds deposited pursuant to this Section will not be subject to any rights of holders of Senior Indebtedness, including those arising under Article Fourteen, and (ii) after the 90th day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights



                                       -8-
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generally, except that if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Issuer, no opinion is given as to the effect of such laws on the trust funds except the following: (A) assuming such trust funds remained in the possession of the trustee with whom such funds were deposited prior to such court ruling to the extent not paid to Holders of such Subordinated Securities, such trustee would hold, for the benefit of such Holders, a valid and perfected security interest in such trust funds that is not avoidable in bankruptcy or otherwise, (B) such Holders would be entitled to receive adequate protection of their interests in such trust funds if such trust funds were used and (C) no property, rights in property or other interests granted to such trustee for the Trustee or such Holders in exchange for or with respect to any such funds would be subject to any prior rights of holders of Senior Indebtedness, including those arising under Article Fourteen."

         (C) Paragraph (8) is renumbered paragraph (10).

         SECTION 6. Addition of Article Fourteen to the Indenture.

         The following is hereby added to the Indenture immediately after the end of Section 13.5 thereof:

                                "ARTICLE FOURTEEN

                    SUBORDINATION OF SUBORDINATED SECURITIES

         Section 14.1 Subordinated Securities Subordinate to Senior Indebtedness. The Issuer covenants and agrees, and each Holder of a Subordinated Security, by its acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article (subject to Article Ten), the payment of the principal of and interest on each and all of the Subordinated Securities are hereby expressly made subordinate and subject in right of payment to the prior payment in full in cash of all Senior Indebtedness.

         This Article Fourteen shall constitute a continuing offer to all persons who become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness and such holders are made obligees hereunder and any one or more of them may



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enforce such provisions. Holders of Senior Indebtedness need not prove reliance on the subordination provisions hereof.

         Section 14.2 Payment Over of Proceeds Upon Dissolution, Etc. Upon any payment or distribution of assets of the Issuer to creditors upon (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Issuer or to its assets, or (b) any liquidation, dissolution or other winding up of the Issuer, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshalling of assets or liabilities of the Issuer, then and in any such event specified in (a), (b) or (c) above (each such event, if any, herein sometimes referred to as a "Proceeding");

         (1) the holders of Senior Indebtedness shall be entitled to receive payment in full in cash of all amounts due on or to become due on or in respect of all Senior Indebtedness, before the Holders of the Subordinated Securities are entitled to receive any payment or distribution of any kind or character whether in cash, property or securities (including any payment or distribution which may be payable or deliverable to Holders of the Subordinated Securities made in respect of any other Indebtedness of the Issuer subordinated to the payment of the Subordinated Securities, such payment or distribution being hereinafter referred to as a "Junior Subordinated Payment"), on account of the principal of or interest on the Subordinated Securities or on account of any purchase, redemption or other acquisition of Subordinated Securities by the Issuer, any Subsidiary of the Issuer, the Trustee or any Paying Agent (all such payments, distributions, purchases, redemptions and acquisitions, whether or not in connection with a Proceeding, herein referred to, individually and collectively, as a "Subordinated Securities Payment"); and

         (2) any payment or distribution of assets of the Issuer of any kind or character, whether in cash, property or securities, by set-off or otherwise, to which the Holders of the Subordinated Securities or the Trustee would be entitled but for the provisions



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         of this Article (including, without limitation, any Junior Subordinated
         Payment) shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness held or represented by each, to the extent necessary to make payment in full in cash of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment to the holders of such Senior Indebtedness.

         In the event that, notwithstanding the foregoing provisions of this Section, the Trustee or the Holder of any Subordinated Security shall have received in connection with any Proceeding any Subordinated Securities Payment before all Senior Indebtedness is paid in full or payment thereof provided for in cash, then and in such event such Subordinated Securities Payment shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Issuer for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full in cash after giving effect to any concurrent payment to or for the holders of Senior Indebtedness.

         For purposes of this Article only, the words "any payment or distribution of any kind or character, whether in cash, property or securities" shall not be deemed to include a payment or distribution of stock or securities of the Issuer provided for by a plan of reorganization or readjustment authorized by an order or decree of a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy law or of any other corporation provided for by such plan of reorganization or readjustment which stock or securities are subordinated in right of payment to all then outstanding Senior Indebtedness to substantially the same extent, or to a greater extent than, the Subordinated Securities are so subordinated as provided in this Article. The consolidation of the Issuer with,



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or the merger of the Issuer into, another Person or the liquidation or dissolution of the Issuer following the conveyance or transfer of all or substantially all of its properties and assets as an entirety to another Person upon the terms and conditions set forth in Article Nine shall not be deemed a Proceeding for the purposes of this Section if the Person formed by such consolidation or into which the Issuer is merged or the Person which acquires by conveyance or transfer such properties and assets as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions set forth in Article Nine.

         Section 14.3 No Payment When Senior Indebtedness in Default. In the event that any Senior Payment Default (as defined below) shall have occurred, then no Subordinated Securities Payment shall be made, nor shall any property of the Issuer or any Subsidiary of the Issuer be applied to the purchase, acquisition, retirement or redemption of the Subordinated Securities, unless and until such Senior Payment Default shall have been cured or waived in writing or shall have ceased to exist or all amounts then due and payable in respect of such Senior Indebtedness (including amounts that have become and remain due by acceleration) shall have been paid in full in cash. "Senior Payment Default" means any default in the payment of principal of (or premium, if any) or interest on any Senior Indebtedness when due, whether at the Stated Maturity of any such payment or by declaration of acceleration, call for redemption, mandatory payment or prepayment or otherwise.

         In the event that any Senior Nonmonetary Default (as defined below) shall have occurred and be continuing, then, upon the receipt by the Issuer and the Trustee of written notice of such Senior Nonmonetary Default from the holder of such Senior Indebtedness (or the agent, trustee or representative thereof), no Subordinated Securities Payment shall be made, nor shall any property of the Issuer or any Subsidiary of the Issuer be applied to the purchase, acquisition, retirement or redemption of the Subordinated Securities, during the period (the "Payment Blockage Period") commencing on the date of such receipt of such written notice and ending (subject to any blockage of payments that may then or thereafter be in effect as the result of any Senior Payment Default) on the earlier of (i) the date on which the Senior Indebtedness to which such Senior Nonmonetary Default relates is discharged or such Senior Nonmonetary Default shall have been cured or waived in writing or shall have ceased to exist and any acceleration of Senior Indebtedness to which such



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Senior Nonmonetary Default relates shall have been rescinded or annulled or (ii)
the 179th day after the date of such receipt of such written notice. No more than one Payment Blockage Period may be commenced with respect to the Subordinated Securities during any period of 360 consecutive days and there shall be a period of at least 181 consecutive days in each period of 360 consecutive days when no Payment Blockage Period is in effect. Following the commencement of any Payment Blockage Period, the holders of any Senior Indebtedness will be precluded from commencing a subsequent Payment Blockage Period until the conditions set forth in the preceding sentence are satisfied. For all purposes of this paragraph, no Senior Nonmonetary Default that existed or was continuing on the date of commencement of any Payment Blockage Period with respect to the Senior Indebtedness initiating such Payment Blockage Period shall be, or be made, the basis for the commencement of a subsequent Payment Blockage Period by holders of Senior Indebtedness or their representatives unless such Senior Nonmonetary Default shall have been cured for a period of not less than 90 consecutive days. "Senior Nonmonetary Default" means the occurrence or existence and continuance of any default (other than a Senior Payment
Default) or any event which, after notice or lapse of time (or both), would become an Event of Default (other than a Senior Payment Default), under the terms of any instrument or agreement pursuant to which any Senior Indebtedness is outstanding, permitting (after notice or lapse of time or both) one or more holders of such Senior Indebtedness (or a trustee or agent on behalf of the holders thereof) to declare such Senior Indebtedness due and payable prior to the date on which it would otherwise become due and payable.

         In the event that, notwithstanding the foregoing, the Issuer shall make any payment to the Trustee or the Holder of any Subordinated Security prohibited by the foregoing provisions of this Section, and if such fact shall, at or prior to the time of such payment, have been made known to the Trustee or, as the case may be, such Holder, then and in such event such payment shall be paid over and delivered forthwith to the Issuer.

         The provisions of this Section shall not apply to any Subordinated Securities Payment with respect to which Section 14.2 hereof would be applicable.

         Section 14.4 Payment Permitted If No Default. Nothing contained in this Article or elsewhere in this Indenture or in any of the Subordinated Securities shall prevent the Issuer, at

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any time except during the pendency of any Proceeding referred to in Section
14.2 hereof or under the conditions described in Section 14.3 hereof, from making Subordinated Securities Payments.

         Section 14.5 Subrogation to Rights of Holders of Senior Indebtedness. Subject to the payment in full in cash of all Senior Indebtedness, the Holders of the Subordinated Securities shall be subrogated (equally and ratably with the holders of all indebtedness of the Issuer which by its express terms is subordinated to indebtedness of the Issuer to substantially the same extent as the Subordinated Securities are subordinated and is entitled to like rights of subrogation) to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the principal of and interest on the Subordinated Securities shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holders of the Subordinated Securities or the Trustee would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to the holders of Senior Indebtedness by Holders of the Subordinated Securities or the Trustee, shall, as among the Issuer, its creditors other than holders of Senior Indebtedness and the Holders of the Subordinated Securities, be deemed to be a payment or distribution by the Issuer to or on account of the Senior Indebtedness.

         Section 14.6 Provisions Solely to Define Relative Rights. The provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article or elsewhere in this Indenture or in the Subordinated Securities is intended to or shall (a) impair, as among the Issuer, its creditors other than holders of Senior Indebtedness and the Holders of the Subordinated Securities, the obligation of the Issuer, which is absolute and unconditional (and which, subject to the rights under this Article of the holders of Senior Indebtedness, is intended to rank equally with all other general obligations of the Issuer), to pay to the Holders of the Subordinated Securities the principal of and interest on the Subordinated Securities as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Issuer of the Holders of the Subordinated Securities and creditors of the Issuer other than the holders of Senior Indebtedness; or
(c) prevent the Trustee or the Holder of any Subordinated Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Indebtedness to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Holder.

         Section 14.7 Trustee to Effectuate Subordination. Each Holder of a Subordinated Security by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Issuer whether in bankruptcy, insolvency, receivership proceedings, or otherwise, the timely filing of a claim for the unpaid balance of the Indebtedness of the Issuer owing to such Holder in the form required in such proceedings and the causing of such claim to be approved. If the Trustee does not file a proper claim at least 30 days before the expiration of the time to file such claim, then the holders of the Senior Indebtedness and their agents, trustees or other representatives are authorized to do so (but shall in no event be liable for any failure to do so) for and on behalf of the Holders of the Subordinated Securities.

         Section 14.8 No Waiver of Subordination Provisions. No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Issuer or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Issuer with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

         Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Subordinated Securities, without incurring responsibility to the Holders of the Subordinated Securities and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders of the Subordinated Securities to the holders of Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness, or otherwise amend or supplement in any manner Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) permit the Issuer to borrow, repay and then reborrow any or all of the Senior Indebtedness; (iii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iv) release any Person liable in any manner for the collection of Senior Indebtedness; (v) exercise or refrain from exercising any rights against the Issuer and any other Person; and (vi) apply any sums received by them to Senior Indebtedness.

         Section 14.9 Notice to Trustee. The Issuer shall give prompt written notice to the Trustee of any fact known to the Issuer which would prohibit the making of any payment to or by the Trustee in respect of the Subordinated Securities. Notwithstanding the provisions of this Article or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Subordinated Securities, unless and until a Responsible Officer of the Trustee shall have received written notice thereof from the Issuer, any holder of Senior Indebtedness or from any trustee, fiduciary or agent therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 6.1 hereof, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section at least three Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of or interest on any Subordinated Security), then, anything herein contained to the contrary notwithstanding, but without limiting the rights and remedies of the holders of Senior Indebtedness or any trustee, fiduciary or agent therefor, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within two Business Days prior to such date. Any notice required or permitted to be given to the Trustee by a holder of Senior Indebtedness or by any agent, trustee or representative thereof shall be in writing and shall be sufficient for every purpose hereunder if in writing and either (i) sent via facsimile to the Trustee, the receipt of which shall be confirmed via telephone, or (ii) mailed, first class postage prepaid, or sent by overnight carrier, to the Trustee addressed to its Corporate Trust Office or to any other address furnished in writing to such holder of Senior Indebtedness by the Trustee.

         Subject to the provisions of Section 6.1 hereof, the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee, fiduciary or agent therefor to establish that such notice has been given by a holder of Senior Indebtedness or a trustee, fiduciary or agent therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

         Notwithstanding anything else contained herein, no notice, request or other communication to or with the Trustee shall be deemed given unless received by a Responsible Officer at the Corporate Trust Office.

         Section 14.10 Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets of the Issuer referred to in this Article, the Trustee, subject to the provisions of Section 6.1 hereof, and the Holders of the Subordinated Securities shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such Proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Subordinated Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other Indebtedness of the Issuer, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article, provided that the foregoing shall apply only if such court has been apprised of the provisions of this Article.

         Section 14.11. Trustee Not Fiduciary for Holders of Senior Indebtedness. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness by virtue of this Article and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Holders of Subordinated Securities or to the Issuer or to any other Person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article or otherwise.

         Section 14.12 Rights of Trustee as Holder of Senior Indebtedness; Preservation of Trustee's Rights. The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

         Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 6.6 hereof.

         Section 14.13 Covenants for the Benefit of the Holders of Subordinated Securities.

(a) The Issuer agrees that neither it nor any of its Subsidiaries will declare or pay any dividend on, or redeem, purchase, acquire for value or make a liquidation payment with respect to, any of its Common Stock or preferred stock (other than as a result of a reclassification of such Common Stock or preferred stock or the exchange or conversion of one class or series of Common Stock or preferred stock for another class or series of Common Stock or preferred stock), or make any guarantee payments with respect to the foregoing (other than dividends or guarantee payments to the Issuer from a Subsidiary) if at such time
(i) there shall have occurred any event that, with the giving of notice or the lapse of time or both, would constitute an Event of Default hereunder with respect to the Subordinated

Securities or under the Subordinated Securities or (ii), if applicable, the Issuer shall have given notice of its election to defer interest payments with respect to Subordinated Securities and such extension period, or any extension thereof, shall be continuing.

(b) If, upon any consolidation, amalgamation, merger, sale or conveyance described in the first sentence of Section 9.1, any Principal Property of the Issuer or of any Subsidiary or any shares of stock or Funded Indebtedness of any Subsidiary which owns a Principal Property would thereupon become subject to any mortgage (as defined in Section 3.6), the Issuer, prior to such consolidation, amalgamation, merger, sale or conveyance, will by indenture supplemental hereto secure the due and punctual payment of the principal of and interest on the Subordinated Securities by a direct lien on such Principal Property, shares of stock or Funded Indebtedness equally and ratably with (or prior to) all liens other than any theretofore existing thereon.

         Section 14.14 Inapplicability of Certain Indenture Covenants to Subordinated Securities. Notwithstanding anything to the contrary herein, the holders of Subordinated Securities shall not be entitled to the covenants contained in Sections 3.6, 3.8 and 9.2 of this Indenture. To the extent an Event of Default shall have occurred hereunder solely due to a violation by the Issuer of the terms of one or more of such Sections, no Event of Default shall be deemed to have occurred with respect to any series of Subordinated Securities."

         SECTION 7. Ratification of the Indenture.

         As hereby amended and supplemented, the Indenture is hereby ratified and its provisions confirmed in all respects. The recitals contained herein shall be taken as the statements of the Issuer and the Trustee assumes no responsibility for the validity or sufficiency of such recitals.

         SECTION 8. Miscellaneous.

         (A) Certain Capitalized Terms. Capitalized terms used but not defined in this Seventh Supplemental Indenture shall have the meanings ascribed to such terms in the Indenture, as heretofore supplemented.

         (B) Effectiveness. This Seventh Supplemental Indenture will become effective upon its execution and delivery by the Issuer and the Trustee.

         (C) Successors and Assigns. All of the covenants, promises, stipulations and agreements of the Issuer contained in the Indenture, as supplemented and amended by this Seventh Supplemental Indenture, will bind the Issuer and its successors and assigns and will inure to the benefit of the Trustee and its successors and assigns.

         (D) Governing Law. THIS SEVENTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAWS.

         (E) Counterparts. This Seventh Supplemental Indenture may be executed in any number of separate counterparts each of which shall be an original; but such separate counterparts shall together constitute but one and the same instrument.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the Issuer and the Trustee hereto have caused this Seventh Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the date first above written.

                                      ALCAN INC.


                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:

(Corporate Seal)


Attest:


By:
    --------------------------------
    Name:
    Title:

                                      BANKERS TRUST COMPANY,
                                      as Trustee

                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:

(Corporate Seal)


Attest:


By:
    --------------------------------------------
    Name:
    Title:

Canada                                     )
                                           )
Province Of Quebec                         )       s.s.:
                                           )
District Of Montreal                       )

         On this __th day of [ ], 200[ ] before me personally came ______________________, to me personally known, who, being by me duly sworn, did depose and say that he resides at _______________________________, that he is ________________ of Alcan Inc., one of the corporations described in and which executed the above instrument; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

(SEAL)



                           -----------------------------------------------------
                                         Commissioner of Oaths

State of New York                  )
                                   )    s.s.:
County of New York                 )

         On this __th day of [ ], 200[ ] before me personally came _______________, to me personally known, who, being by me duly sworn, did depose and say that he resides at ___________________, that he is ________________________ of Bankers Trust Issuer, one of the corporations described in and which executed the above instrument; and that he knows the corporate seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

(NOTARIAL SEAL)

                                                --------------------------------
                                                Notary Public
                                                State of New York No.___________
                                                Qualified in New York County
                                                Commission expires _________